TRANSFER AGENCY SERVICES AGREEMENT


     THIS AGREEMENT is made as of , 1996 by and between PFPC INC., a Delaware corporation ("PFPC"), and THE FBR FAMILY OF FUNDS, a Delaware business trust (the "Fund").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. As Used in this Agreement

         (a) "1933 Act" means the Securities Act of 1933, as amended.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of

Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized
Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

         (d) "CEA" means the Commodities Exchange Act, as amended.

         (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

         (f) "SEC" means the Securities and Exchange Commission.

         (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

         (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

     2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

     3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following:

               (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

               (b) A copy of the Fund's most recent effective registration statement;

               (c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund (each, a Portfolio);

               (d) A copy of the distribution agreement with respect to each class of Shares of the Fund;

               (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

               (f) Copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

               (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

     4. Compliance with Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its investment portfolios.

     5. Instructions.

         (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

         (b) PFPC shall be entitled to rely upon any Oral

Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions  of  organizational  documents  or  this  Agreement  or of any  vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.
                  (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

     6. Right to Receive Advice.

         (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

         (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

         (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

     8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this

Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

     11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

     12. Indemnification. The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     13. Responsibility of PFPC.

         (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

     14. Description of Services.

         (a) Services Provided on an Ongoing Basis, If Applicable.

                    (i)  Calculate 12b-1 payments;

                    (ii) Maintain proper shareholder registrations;

                    (iii)Review   new    applications    and   correspond   with
                         shareholders to complete or correct information;

                    (iv) Direct payment processing of checks or wires;

                    (v) Prepare and certify stockholder lists in con- junction with proxy solicitations;

                    (vi) Countersign share certificates;

                    (vii)Prepare  and  mail  to  shareholders   confirmation  of
                         activity;

                    (viii) Provide  toll-free lines for direct  shareholder use,
                         plus  customer   liaison  staff  for  on-line   inquiry
                         response;

                    (ix) Mail duplicate confirmations to broker-dealers of their
                         clients'   activity,   whether   executed  through  the
                         broker-dealer or directly with PFPC;

                    (x) Provide periodic shareholder lists and statistics to the clients;

                    (xi) Provide    detailed    data   for    underwriter/broker
                         confirmations;

                    (xii)Prepare  periodic mailing of year-end tax and statement information;

                    (xiii) Notify  on a timely  basis  the  investment  adviser, accounting agent, and custodian of fund activity; and

                    (xiv)Perform other participating  broker-dealer  shareholder services as may be agreed upon from time to time.

         (b) Services Provided by PFPC Under Oral Instructions or Written Instructions.

                    (i)  Accept and post daily Fund purchases and redemptions;

                    (ii) Accept,  post and  perform  shareholder  transfers  and exchanges;

                    (iii) Pay dividends and other distributions;

                    (iv) Solicit and tabulate proxies; and

                    (v)  Issue  and  cancel   certificates  (when  requested  in
                         writing by the shareholder).

         (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

                    (i) A purchase order;

                    (ii) Proper information to establish a shareholder
                         account; and

                    (iii)Confirmation  of receipt or crediting of funds for such order to the Fund's custodian.

         (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                    (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                    (ii) Transfer  authorizations are signed by the recordholder when Shares are held in book- entry form.

When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

         (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation.

     PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

         (f) Shareholder Account Services

                    (i) PFPC may arrange, in accordance with the pro-spectus, for issuance of Shares obtained through:

                    -    Any pre-authorized check plan; and

                    - Direct purchases through broker wire orders, checks and applications.

                    (ii) PFPC may arrange,  in accordance with the  pro-spectus, for a shareholder's:

                    - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                    -    Automatic   redemption   from  an  account  where  that
                         shareholder participates in a automatic
                         redemption plan; and/or

                    -    Redemption   of   Shares   from  an   account   with  a
                         checkwriting privilege.

         (g) Communications to Shareholders. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

                    (i)  Reports to shareholders;

                    (ii) Confirmations of purchases and sales of Fund shares;

                    (iii) Monthly or quarterly statements;

                    (iv) Dividend and distribution notices;

                    (v)  Proxy material; and

                    (vi) Tax form information.

     In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

         (h) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

                    (i) Name, address and United States Tax Identification or Social Security number;

                    (ii) Number and class of Shares held and number and class of
                         Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                    (iii)Historical  information  regarding  the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                    (iv) Any  stop  or   restraining   order  placed  against  a
                         shareholder's account;

                    (v) Any correspondence relating to the current maintenance of a shareholder's account;

                    (vi) Information with respect to withholdings; and

                    (vii)Any  information  required  in order  for the  transfer agent to perform any calculations contemplated or required by this Agreement.

         (i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                    (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                    (ii) Completion of a release and  indemnification  agreement signed by the shareholder to protect PFPC and its affiliates.

         (j) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records

         (k) Withdrawal of Shares and Cancellation of Certificates.

     Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

     15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.

     16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at , Attn: or
(c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

     17. Amendments. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     18. Delegation; Assignment. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

     19.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     21. Miscellaneous.

         (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

         (b)  Captions.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                                               PFPC INC.


                                               By: __________________________

                                               Title:_______________________


                                               THE FBR FAMILY OF FUNDS


                                               By: __________________________

                                               Title: _______________________

                                    EXHIBIT A



     THIS EXHIBIT A, dated as of , 1996, is Exhibit A to that certain Transfer Agency Services Agreement dated as of , 1996 between PFPC Inc. and THE FBR FAMILY OF FUNDS.



                                   PORTFOLIOS


                          FBR SMALL CAP FINANCIAL FUND
                           FBR FINANCIAL SERVICES FUND
                          FBR VIRUTAL INFORMATION FUND
                              FBR GROWTH/VALUE FUND

                           AUTHORIZED PERSONS APPENDIX


Name (Type)                                               Signature

___________________                                        ____________________

___________________                                        ____________________

___________________                                        ____________________

___________________                                        ____________________

___________________                                        ____________________

___________________                                        ____________________

                                 ________, 1996



THE FBR FAMILY OF FUNDS

         Re: TRANSFER AGENCY SERVICES FEE WAIVER

Dear Sir/Madam:

         PFPC Inc. ("PFPC") agrees to waive certain fees under a Transfer Agency Services Agreement dated _______, 1996 between PFPC and THE FBR FAMILY OF FUNDS as follows: for the first two months of each Portfolio's operations PFPC shall waive 100% of its minimum base fee (excluding account charges, transaction charges, miscellaneous fees and out-of-pocket costs) to the extent the base fee is applicable; thereafter, PFPC's base fee shall be charged in increments of 10% per month. Thus, during the third calendar month of operations, each Portfolio will pay 10% of the base fee rates; 20% during the fourth month; 30% during the fifth month; etc.; and 100% during the twelfth month and thereafter.

                                             Very truly yours,


                                             PFPC INC.


                                             By: ______________________________
                                                 Title:
Acknowledged:

         THE FBR FAMILY OF FUNDS


         By: _______________________________
             Title:

                                  _______, 1996



THE FBR FAMILY OF FUNDS


         Re: Transfer Agency Services Fees

Dear Sir/Madam:

         This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Agreement dated ____________, 1996 between you (the "Fund") and PFPC (the "Agreement"). Pursuant to Paragraph 11 of that Agreement, and in consideration of the services to be provided to the Portfolios listed on Exhibit A to the Agreement (the "Portfolios"), you will pay PFPC on behalf of the Portfolios certain fees and reimburse PFPC for certain out-of-pocket expenses incurred on behalf of each Portfolio, as follows:

     1) Account Fee:

        Annual, Semi-Annual Dividend:           $10.00 per account per annum
        Quarterly Dividend:                     $12.00 per account per annum
        Monthly Dividend:                       $15.00 per account per annum
        Daily Accrual Dividend:                 $18.00 per account per annum

        Inactive Account:                       $  .30 per account per month

         For contingent deferred sales charge funds, our per account charges will increase by 12% per account.

         Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are purged annually after year-end tax reporting.

     2) Transaction Charges:

         Master/Omnibus Account:           $1.50   per purchase/redemption
         Wire order desk:                  $6.00   per broker call to place
                                                   transactions
         New Account Opening:              $ .40   per account (electronic
                                                   interface)
                                           $5.00   per account (paper)

         Checkwriting:                      $ 1.85  per account per year
                                               .50  per check (returned)
                                               .10  per check (not returned)
         Commission Cycle:                  $  .25  per account per
                                                    calculation
         12b-1 Calculation:                 $  .25  per account per
                                                    calculation

     3) Fundserv/Networking:

         PNC System Access Charges*:

         Base Facility Use Fee:  $500.00 per month per fund family

         Transaction Fees per month per transaction based on total transactions each month as follows:

                                              $ .50  per transaction for
                                                     1 to 1000 transactions
                                                .46  per transaction for
                                                     1000 to 2000
                                                     transactions
                                                .40  per transaction for
                                                     over 2000 transactions

     4) NSCC Networking:

         PNC System Access Charges*:

         Base Facility Use Fee:               $325.00 per month per fund family

         Sub-Account Fees:                    $   .05 per month per sub-account

         Position File Fee:                   $100.00 per position file per
                                                      CUSIP for more than 2
                                                      position files per CUSIP
                                                      per month


         Note: NSCC will deduct its monthly fee on the 15th of each month from PNC's cash settlement that day. PNC will include these charges on its next bill as out-of-pocket expenses.

         *Plus: out-of-pocket expenses for settlements; wire charges; NSCC pickup charges; hardware, CRT's, modems; line (if required); etc.

     5) Additional Out-of-Pocket Expenses

         a.    Toll-free lines (if required)
         b.    Forms, envelopes, checks, checkbooks
         c.    Postage (bulk, pre-sort, first-class current prevailing
               rates)
         d.    Federal Express, delivery, courier services, mailgrams
         e. Hardware/phone lines for data transmissions and remote terminal(s) (if required)
         f.    Data transmissions: $20.00 per transmission, per end
               point
         g.    Microfiche/microfilm
         h.    Wire fee for receipt:             $15.00 per domestic wire
                                                 $15.00 per international
                                                        wire
               Wire fee for disbursement:        $15.00 per domestic wire
                                                 $15.00 per international
                                                        wire
         i.    ACH Transaction charge:  $.20 per item
         j. Mailing fee: Approximately $.08 per item, standard inserts $.015 each
         k.    Cost of proxy solicitation, mailing and tabulation:

               Processing      $350.00 base fee
                               $  .30 per proxy issued (5,000 accounts
                                      and up)
                            $  .45 per proxy issued (less than 5,000
                                   accounts)
                            $100.00 plus travel expenses for judge of
                                    elections
               Postal and Federal Express as incurred
         l. Certificate issuance fee: $2.00 per certificate, any additional reports/services to be negotiated
         m.    Record retention storage
         n.    "B"/"C" notice mailing and IRS levies:  $3.00 per item
         o.    Locating lost shareholders in anticipation of escheating:
               $7.50 per name
         p. Consolidated statements: one annual statement included in pricing; additional productions: $.25 per page, per production
         q. Class "B" to "A" aging exchanges: $100.00 per run; plus $.40 per account
         r. Sales tracking system interfaces: negotiated time and material
         s.    Fulfillment
         t.    Audio Response System
         u.    Creation of user tapes:  $100.00 per occurrence
         v.    Labels:  $.06 each; $100.00 minimum
         w. Reruns for bad price, dividend factors, etc.: time and material cost
         x. Ad hoc reports: Standard $.01 per record processed plus $100.00 set up fee
         y.    Individual state tax filing

         z.    PC Fax: $5.00 per fax
         aa.   Retroactive record dates $100.00 plus $.025 per account
         bb.   Development/programming cost: negotiated time and
               material
         cc.   Conversion expenses: to be determined
         dd.   Disaster recovery (as incurred)
         ee.   Travel expenses as required
         ff.   Training expenses as required ($75.00 per hour)

6)  Additional Expenses (Which May be Paid by Shareholders):

         a.    IRA/Keough Processing: $10.00 per account per fund per annum
                                            5.00 new account set-up fee
                                            2.50 per distribution
                                            10.00 per transfer in
                                            18.00 per transfer out

         b.    Exchange Fee:                $ 5.00

         c.    Checkwriting:                $ 9.50 each stop payment
                                            $25.00 each non-sufficient funds
                                              2.50 each check copy

         d.   Account Transcripts:
              (within 3 most
              recent years)                $35.00 each

              (more than 3 years)          $50.00 each


         e.   Returned purchase
              checks:                      $20.00 each

         f.   Lost certificate
              bonding:                     $35.00 service charge and
                                                  replacement value charged
                                                  by the Insurance Company at
                                                  the prevailing rate

         g.   Federal express
              charges if requested
              by shareholder:              $15.00

         h.   Wire fee for
              disbursement if
              requested by
              shareholder:                 $15.00 domestic
                                           $15.00 international

     7) Monthly Minimum Fee:

        $3,000 for each portfolio or class of shares plus per account charges, exclusive of transaction and access charges and out-of-pocket expenses.



     Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

     If during the next three years, PFPC is removed from the Transfer Agency Services Agreement referenced above, the Fund shall pay any costs of time and material associated with the deconversion and PFPC will recoup 100% of the fees waived during the first year, if any.

     The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.



     If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                     Very truly yours,

                                     PFPC INC.


                                     By: ____________________________
                                        Title:


ACCEPTED: THE FBR FAMILY OF FUNDS


By: _____________________________
    Title:

                                 ________, 1996



THE FBR FAMILY OF FUNDS

     Re: TRANSFER AGENCY SERVICES FEE WAIVER

Dear Sir/Madam:

     PFPC Inc. ("PFPC") agrees to waive certain fees under a Transfer Agency Services Agreement dated _______, 1996 between PFPC and THE FBR FAMILY OF FUNDS as follows: for the first two months of each Portfolio's operations PFPC shall waive 100% of its minimum base fee (excluding account charges, transaction charges, miscellaneous fees and out-of-pocket costs) to the extent the base fee is applicable; thereafter, PFPC's base fee shall be charged in increments of 10% per month. Thus, during the third calendar month of operations, each Portfolio will pay 10% of the base fee rates; 20% during the fourth month; 30% during the fifth month; etc.; and 100% during the twelfth month and thereafter.

                                        Very truly yours,


                                        PFPC INC.


                                        By: ________________________

                                        Title:
Acknowledged:

         THE FBR FAMILY OF FUNDS


         By: __________________________
             Title: